EXHIBIT 2(b)
                        AMENDMENT NO. 2 TO AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF REORGANIZATION

     This Amendment No. 2 to Amended and Restated Agreement and Plan of Reorganization is entered into as of April 14, 1994, between Statewide Savings Bank, S.L.A., a State-chartered mutual savings and loan association with its principal office in Jersey City, New Jersey (the "Association"), HUBCO, Inc., a New Jersey corporation and bank holding company with its principal office in Union City, New Jersey ("HUBCO") and Hudson United Bank, the wholly-owned commercial banking subsidiary of HUBCO (the "Bank").

                                 W I T N E S S E T H :

     WHEREAS, the parties have entered into an Amended and Restated Agreement and Plan of Reorganization, dated as of November 23, 1993, as amended by Amendment No. 1 to Amended and Restated Agreement and Plan of Reorganization, dated as of February 25, 1994 (the "Agreement"), pursuant to which HUBCO has agreed to acquire the Association in a merger conversion transaction, upon the terms and conditions set forth in the Agreement; and

     WHEREAS, pursuant to Section 8.3 of the Agreement, the parties desire to amend the terms of the Agreement with respect to stock option grants and restricted stock awards, as set forth herein.

     NOW, THEREFORE, in consideration of their mutual covenants and agreements herein contained, the parties hereby agree as follows:

     1. Amendment to Article II. Article II of the Agreement shall be amended by eliminating Section 2.12 in its entirety and renumbering Sections 2.13, 2.14, 2.15 and 2.16 as Sections 2.12, 2.13, 2.14 and 2.15, respectively.

     2. Amendment to Section 6.1. Section 6.1(a) of the Agreement shall be amended to read as follows (deletions are indicated by brackets and additions have been underscored):

     (a) Approvals. All of the conditions set forth in Section 2.4 shall have been met or appropriately waived, including but not limited to the approval of the Plan with the Subscription Purchase Price set forth in the Plan and the approval of the {benefits plans} agreements set forth in Section{s} 2.9 {and 2.12} of this Agreement.

     3. Amendment to Exhibit B, Employment Agreement. The form of Employment Agreement set forth as Exhibit B to the Agreement shall be amended by eliminating Section 11 thereof in its entirety and renumbering Sections 12, 13, 14, and 15 as Sections 11, 12, 13 and 14, respectively.

     4. Amendment to Exhibit C, Consulting Agreement. The form of Consulting Agreement set forth as Exhibit C to the Agreement shall be amended by eliminating Section 10 thereof in its entirety and by renumbering Sections 11, 12, 13 and 14 as Sections 10, 11, 12 and 13, respectively.

     5. Additional Amendments with Respect to Exhibits to the Agreement. The following exhibits to the Agreement shall be eliminated in their entirety:

          (a) Exhibit D, HUBCO 1993 Stock Option Program for Statewide
     Division.

          (b) Exhibit E, form of HUBCO Compensatory Stock Option Agreement.

          (c) Exhibit F, HUBCO Recognition and Retention Plan and Trust Agreement for the Statewide Division of Hudson United Bank.

          (d) Exhibit G, form of Grant Agreement.

     6. Miscellaneous. Except as herein provided, the Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 to Amended and Restated Agreement and Plan of Reorganization may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment No. 2 to Amended and Restated Agreement and Plan of Reorganization shall be governed by, and construed in accordance with, the law of the State of New Jersey.

     IN WITNESS WHEREOF, HUBCO, the Bank and the Association have caused this Amendment No. 2 to Amended and Restated Agreement and Plan of Reorganization to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                 HUBCO, INC.

By:/s/ D. Lynn Van Borkulo-Nuzzo        By:/s/ Kenneth T. Neilson
   ----------------------------------      -----------------------------------
                          , Secretary   Kenneth T. Neilson, President
                                        and Chief Executive Officer

ATTEST:                                 HUDSON UNITED BANK

By:/s/ D. Lynn Van Borkulo-Nuzzo        By:/s/ Kenneth T. Neilson
   ----------------------------------      -----------------------------------
                          , Secretary   Kenneth T. Neilson, President
                                        and Chief Executive Officer

ATTEST:                                 STATEWIDE SAVINGS BANK, S.L.A.

By:/s/ Jennie DeGuilio                  By:/s/ William F. Davidson
   ----------------------------------      ------------------------------------
                          , Secretary   William F. Davidson, Chairman
                                        and Chief Executive Officer